SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  -------------
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 16, 2003

                               BIOPURE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

        Delaware                  011-15167                04-2836871
        --------                  ---------                ----------
(State of Incorporation)      (Commission File          (I.R.S. Employer
                                   Number)           Identification Number)

                11 Hurley Street, Cambridge, Massachusetts 02141
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 617-234-6500



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         Biopure Corporation (the "Company") has entered into a Standby Equity Distribution Agreement (the "Agreement"), dated as of April 16, 2003, with BNY Capital Markets, Inc. ("CMI") under which the Company may issue and sell up to $10,000,000 of shares of its class A common stock from time to time through CMI, as the Company's exclusive agent for the offer and sale of the shares. The Agreement is being filed as Exhibit 1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibits

         1. Standby Equity Distribution Agreement, dated April 16, 2003, between the Company and CMI.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            BIOPURE CORPORATION


Date:  May 13, 2003                         By:  /s/ Ronald F. Richards
                                               ------------------------
                                                 Ronald F. Richards
                                                 Chief Financial Officer


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                                  EXHIBIT INDEX

1. Standby Equity Distribution Agreement, dated April 16, 2003, between the Company and CMI.


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                                                                       Exhibit 1


                      Standby Equity Distribution Agreement

          Standby Equity Distribution Agreement (this "Agreement"), dated as of April 16, 2003, between Biopure Corporation, a Delaware corporation (the "Company"), and BNY CAPITAL MARKETS, INC., a registered broker dealer organized under the laws of New York ("BNYCMI").

                              W I T N E S S E T H:

          WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement Common Shares with an aggregate Sales Price of up to $10,000,000 upon the terms and subject to the conditions contained herein;

          WHEREAS, BNYCMI has been appointed by the Company as its exclusive agent to distribute the Common Shares and agrees to use its commercially reasonable efforts to distribute the Common Shares offered by the Company upon the terms and subject to the conditions contained herein; and

          NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Section 1.01 Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

          "Actual Sold Amount" means the number of Issuance Shares that BNYCMI has sold during the Selling Period.

          "Affiliate" of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Closing" has the meaning set forth in Section 2.02.

          "Closing Date" means the date on which the Closing occurs.

          "Commission" means the United States Securities and Exchange
Commission.

          "Commitment Period" means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which BNYCMI shall have distributed


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Issuance Shares with an aggregate Sales Price of $10,000,000 pursuant to this
Agreement, (y) the date this Agreement is terminated pursuant to Article VII and
(z) the second anniversary of the date of this Agreement.

          "Common Stock" shall mean the Company's Class A Common Stock, $0.01 par value per share.

          "Common Shares" shall mean shares of the Company's Common Stock issued or issuable pursuant to this Agreement.

          "Effective Date" has the meaning set forth in Section 3.03.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Floor Price" means the minimum price set by the Company in the Issuance Notice below which BNYCMI shall not sell Common Shares during the Selling Period, which may be adjusted by the Company at any time during the Selling Period and which in no event shall be less than $1.00 without the prior written consent of BNYCMI, which may be withheld in BNYCMI's sole discretion.

          "Issuance" means each occasion the Company elects to exercise its right to deliver an Issuance Notice requiring BNYCMI to use its commercially reasonable efforts to sell the Common Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

          "Issuance Amount" means the aggregate number of Issuance Shares to be distributed by BNYCMI with respect to any Issuance, which may not exceed 300,000 shares without the prior written consent of BNYCMI, which may be withheld in its sole discretion.

          "Issuance Date" means any Trading Day during the Commitment Period that an Issuance Notice is deemed delivered pursuant to Section 2.03(b) hereof.

          "Issuance Notice" means a written notice to BNYCMI delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

          "Issuance Price" means the Sales Price less the Selling Commission.

          "Issuance Shares" means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

          "Material Adverse Effect" means a material adverse effect on the business, assets, operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or any material adverse effect on the Company's ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, this Agreement.

          "Material Subsidiary" has the meaning set forth in Section 3.05.


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          "Maximum Program Amount" means Common Shares with an aggregate Sales
Price of $10,000,000.

          "Person" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

          "Principal Market" means the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

          "Program Fee" means $10,000.

          "Prospectus" has the meaning set forth in Section 3.01.

          "Registration Statement" has the meaning set forth in Section 3.01.

          "Sales Price" means the actual sale execution price of each Common Share sold by BNYCMI on the Principal Market hereunder in the case of ordinary brokers' transactions or as otherwise agreed by the parties in other methods of sale.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Selling Commission" means 1.0% of the Sales Price.

          "Selling Period" means the period of one to five consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Issuance Notice) following the Trading Day on which an Issuance Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

          "Settlement Date" means the Trading Day immediately following the last Trading Day of the Selling Period.

          "Subsidiary" has the meaning set forth in Section 3.05.

          "Trading Day" means any day which is a trading day on the Principal Market, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

          "Voting Stock" of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                                   ARTICLE II
                          DISTRIBUTION OF COMMON STOCK

          Section 2.01 Issuance. (a) Upon the terms and subject to the conditions of this Agreement, the Company may issue Common Shares through BNYCMI and BNYCMI shall use its commercially reasonable efforts to distribute Common Shares with an aggregate Sales Price of up to the Maximum Program Amount, based on such number of Issuance Notices as the


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Company shall choose to deliver during the Commitment Period until the aggregate
Sales Price of the Common Shares distributed under this Agreement equals the Maximum Program Amount or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of an Issuance Notice, and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, BNYCMI will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified, and otherwise in accordance with the terms of such Issuance Notice. BNYCMI will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the Actual Sold Amount for such Trading Day and the Issuance Price payable to the Company in respect thereof. BNYCMI may sell Issuance Shares in the manner described in Section 2.01(b) herein. The Company acknowledges and agrees that (i) there can be no assurance that BNYCMI will be successful in selling Issuance Shares and (ii) BNYCMI will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by BNYCMI to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 2.01.

          (b) Method of Offer and Sale. The Common Shares may be offered and sold in privately negotiated transactions, or by any other method or payment permitted by law deemed to be an "at the market" offering as defined in Rule 415 of the Securities Act, including sales made directly on The Nasdaq Stock Market, the existing trading market for the Common Stock, or sales made to or through a market maker or through an electronic communications network.

          (c) Issuances. Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which the conditions set forth in Section 5.01 and 5.02 hereof have been satisfied, the Company may exercise an Issuance by the delivery of an Issuance Notice, executed by the Chief Executive Officer, Chief Financial Officer, Controller or other officer of the Company as designated in writing by the Chief Executive Officer, to BNYCMI. The number of Issuance Shares that BNYCMI shall use its commercially reasonable efforts to distribute pursuant to such Issuance shall be equal to the Issuance Amount. Each Issuance will be settled on the applicable Settlement Date following the Issuance Date.

          Section 2.02 Effectiveness. The effectiveness of this Agreement (the "Closing") shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to BNYCMI a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby (including, without limitation, the reservation and issuance of the Common Stock pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and


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specimen signatures of each Person who executed the Agreement for or on behalf of the Company; (ii) the Company shall deliver to BNYCMI a certificate executed by the Chief Executive Officer, Chief Financial Officer, Controller or other officer designated in writing by the Chief Executive Officer of the Company, signing in such capacity, dated the date of the Closing, confirming the representations and warranties of the Company contained in this Agreement are true and correct in all material respects; and that the Company has performed in all material respects all of it obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof; (iii) Jane Kober, counsel to the Company, shall deliver to BNYCMI an opinion, dated the date of the Closing and addressed to BNYCMI, substantially in the form of Exhibit B attached hereto; (iv) Ernst & Young LLP shall deliver to BNYCMI a letter, dated the Closing Date, in form and substance satisfactory to BNYCMI; and (v) the Company shall pay the expenses set forth in Sections 9.02(ii) and (iv) hereof by wire transfer to the account designated by BNYCMI in writing prior to the Closing.

          Section 2.03 Mechanics of Issuances. (a) Issuance Notice. On any Trading Day during the Commitment Period, the Company may deliver an Issuance Notice to BNYCMI, subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that (1) the Issuance Amount for each Issuance as designated by the Company in the applicable Issuance Notice shall in no event exceed 300,000 shares without the prior written consent of BNYCMI, which may be withheld in its sole discretion and (2) notwithstanding anything in this Agreement to the contrary, BNYCMI shall have no further obligations with respect to any Issuance Notice if and to the extent that the aggregate Sales Price of the Issuance Shares sold pursuant thereto, together with the aggregate Sales Price of the Common Shares previously sold under this Agreement, shall exceed the Maximum Program Amount.

          (b) Delivery of Issuance Notice. An Issuance Notice shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by BNYCMI. No Issuance Notice may be delivered other than on a Trading Day during the Commitment Period.

          (c) Determination of Issuance Shares to Be Distributed. The number of Issuance Shares to be distributed by BNYCMI with respect to any Issuance shall be the Actual Sold Amount during the Selling Period.

          (d) Floor Price. BNYCMI shall not sell Common Shares below the Floor Price during any Selling Period and such Floor Price may be adjusted by the Company at any time during any Selling Period upon notice to BNYCMI and confirmation to the Company.

          (e) Trading Guidelines. BNYCMI may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for its own account while this Agreement is in effect provided that (i) no such purchase or sales shall take place while an Issuance Notice is in effect (except to the extent BNYCMI may engage in sales of Issuance Shares purchased or deemed purchased from the Company as a "riskless principal" or in a similar capacity),
(ii) in no circumstances shall BNYCMI have a short position in the Common Shares, and (iii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by BNYCMI.


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          Section 2.04 Settlements. Subject to the provisions of Article V, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting BNYCMI or its designee's account at the Depository Trust Company through its Deposit Withdrawal Agent Commission System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, BNYCMI will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Issuance Shares on a Settlement Date, the Company agrees that it will
(i) hold BNYCMI harmless against any loss, claim, damage, or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to BNYCMI any Selling Commission to which it would otherwise have been entitled absent such default.

          Section 2.05 Payment of Program Fee. The Company shall pay BNYCMI the Program Fee on the First Settlement Date on which the aggregate Sales Price of the Common Shares distributed hereunder exceeds $1,000,000 (the "Program Fee Payment Date").

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to, and agrees with, BNYCMI that as of the date hereof, as of the date of delivery of each Issuance Notice by the Company, as of each Settlement Date and as of any time that the Registration Statement (as hereinafter defined) or the Prospectus (as hereinafter defined) shall be amended or supplemented (each of the times referenced above is referred to herein as a "Representation Date"), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

          Section 3.01 Registration. The Company has filed with the Commission a registration statement on Form S-3 (Registration No. 333-103610), which registration statement, as amended, has been declared effective by the Commission for the registration of up to $33,900,000 aggregate amount of Common Shares and warrants to purchase Common Shares under the Securities Act, and the offering of a portion thereof from time to time pursuant to Rule 415 promulgated by the Commission under the Securities Act. Such registration statement and the prospectus constituting a part of such registration statement, together with the Prospectus Supplement (as defined in Section 5.01(k)) and any pricing supplement relating to a particular issuance of the Issuance Shares setting forth information regarding the Issuance Date, the Issuance Amount, the number of shares sold by BNYCMI in connection with the Issuance, if not previously disclosed in an Incorporated Document, and any additional information required by Commission rules and regulations (each, an "Issuance Supplement"), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus is provided to BNYCMI by the Company for use in connection with the offering of the Common Stock that is not required to be filed by the Company pursuant to Rule


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424(b) promulgated by the Commission under the Securities Act, the term
"Prospectus" shall refer to such revised prospectus from and after the time it is first provided to BNYCMI for such use. As used in this Agreement, the terms "amendment" or "supplement" when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

          Section 3.02 Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (collectively, the "Incorporated Documents"), as of the date filed with the Commission under the Exchange Act, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of such documents contained or will contain at such time an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Section 3.03 The Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Registration Statement, as of the Effective Date, conformed or will conform in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission promulgated thereunder and, as of the Effective Date, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Prospectus, as of its original issue date, as of the date of any filing of a Issuance Supplement thereto pursuant to Rule 424(b) promulgated by the Commission under the Securities Act and as of the date of any other amendment or supplement thereto (each, an "Issue Date"), conforms or will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and, as of such respective dates, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by BNYCMI expressly for use in the Prospectus (it being agreed that, for purposes of this Section 3.03 and Section 7 hereof, the only information so furnished by BNYCMI as of the date hereof consists of the tenth paragraph under "Plan of Distribution" therein). As used herein, with respect to the Registration Statement, the term "Effective Date" means, as of a specified time, the later of (i) the date that the Registration Statement or the most recent post-effective amendment thereto was or is declared effective by the Commission under the Securities Act and (ii) the date that the Company's Annual Report on Form 10-K for its most recently completed fiscal year is filed with the Commission under the Exchange Act.

          Section 3.04 Changes. Otherwise than as set forth in or contemplated by the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries (as hereinafter defined) has sustained since the date of the most recent audited financial statements incorporated by reference in the Registration Statement and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not


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covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference would have a Material Adverse
Effect; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company (except for issuances of capital stock of the Company (i) pursuant to dividend reinvestment, stock purchase or ownership, stock option, director or employee benefit plans, (ii) pursuant to this Agreement, (iii) upon conversion of securities or the exercise of warrants, options or other rights or (iv) as consideration in connection with acquisitions of business, assets or securities of other Persons), or any material adverse change having a Material Adverse Effect.

          Section 3.05 Organizational Matters. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. As used in this Agreement, the term "Subsidiary" means each corporation, at least a majority of the outstanding Voting Stock of which is owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries. As used in this Agreement, the term "Material Subsidiary" means each Subsidiary of the Company set forth on Exhibit 21 to the Company's most recent annual report on Form 10-K filed during the term of this Agreement. Except as disclosed in the Incorporated Documents, no Subsidiary constitutes a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X.

          Section 3.06 Authorization; Enforceability. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions to be performed by it contemplated by, this Agreement. No other corporate proceeding on the part of the Company is necessary, and no consent of any shareholder in its capacity as such of the Company is required, for the valid execution and delivery by the Company of this Agreement, and the performance and consummation by the Company of the transactions contemplated by this Agreement to be performed by the Company. The Company has duly executed and delivered this Agreement. This Agreement constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by limitations imposed by law and public policy on indemnification or exculpation.

          Section 3.07 Capitalization. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company; all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-


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assessable; and all shares of capital stock of each Material Subsidiary (other than directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of any liens, encumbrances or security interests, except as described in the Registration Statement and the Prospectus. The Common Stock is currently listed on The Nasdaq Stock Market. The Common Shares (in an amount up to the Maximum Program Amount) have been duly and validly authorized and have been duly reserved for issuance, and will remain available for issuance, pursuant to this Agreement. When issued against payment therefor as provided in this Agreement, the Common Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever, other than any of the foregoing created by BNYCMI. The capital stock of the Company, including the Common Shares, conforms to the description contained in the Registration Statement and the Common Shares will conform to the description thereof contained in the Prospectus. Except as set forth in the Prospectus and in the Company's report on Form 8-K filed on March 25, 2003, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock of the Company or any other securities of the Company of any kind binding on the Company (except (i) pursuant to dividend reinvestment, stock purchase or ownership, stock option, director or employee benefit plans or (ii) as consideration in connection with acquisitions of business, assets or securities of other Persons). The issuance of the Common Shares pursuant to this Agreement is not subject to any preemptive rights, or rights of first refusal. There are no restrictions upon the voting or transfer of any shares of the Company's Common Stock pursuant to the Company's Certificate of Incorporation or bylaws. There are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Common Stock.

          Section 3.08 No Conflicts. The issuance and sale of the Common Shares, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary is bound or to which any of the property or assets used in the conduct of the business of the Company or any Material Subsidiary is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the by-laws of the Company or any Material Subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Material Subsidiary or any of their properties (except in each case for conflicts, breaches, violations, defaults, liens or security interests that would not have a Material Adverse Effect); and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Common Shares hereunder, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act or otherwise and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws, as the case may be, and except in any case where


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the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect.

          Section 3.09 Legal Proceedings. Other than as set forth in or contemplated by the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that is reasonably expected to have a Material Adverse Effect.

          Section 3.10 Registered Shares. Immediately after any sale of Common Shares by the Company hereunder, the aggregate amount of Common Shares that has been issued and sold by the Company hereunder will not exceed the aggregate amount of Common Shares registered under the Registration Statement and permitted to be sold under Rule 415(a)(4) under the Securities Act (in this regard, the Company acknowledges and agrees that BNYCMI shall have no responsibility for maintaining records with respect to the aggregate amount of Common Shares sold, or of otherwise monitoring the availability of Common Shares for sale, under the Registration Statement).

          Section 3.11 Permits. The Company and each of the Subsidiaries have all requisite power and authority, and possess all necessary authorizations, approvals, orders, licenses, franchises, certificates and permits of and from, and to the extent required by law are duly registered with, all governmental and regulatory officials, commissions, departments and bodies in, and are in compliance with all applicable laws, rules and regulations of or under, each jurisdiction in which any of them owns properties or assets or conducts any business as described in the Registration Statement and the Prospectus, in each case where the failure to possess such authorization, approval, order, license, franchise, certificate or permit, or where the failure so to register or so to comply, would have a Material Adverse Effect; each such authorization, approval, order, license, franchise, certificate and permit is valid and in full force and effect, and there is no proceeding pending or, to the Company's knowledge, threatened that may lead to the revocation, termination, suspension or non-renewal of any such authorization, approval, order, license, franchise, certificate or permit that would have a Material Adverse Effect.

          Section 3.12 Investment Company. The Company is not an "investment company", nor upon issuance of the Common Shares will it become, "controlled" by an "investment company", in each case within the meaning of the Investment Company Act of 1940, as amended.

          Section 3.13 Financial Condition; No Adverse Changes. (a) The audited consolidated financial statements of the Company and its Subsidiaries and the related notes thereto as of October 31, 2002 reported on by Ernst & Young LLP, independent auditors, contained in the Incorporated Documents, present fairly the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries at such date and for the periods set forth therein. The unaudited financial statements of the Company and related notes thereto as of January 31, 2003 (such audited and unaudited financial statements, collectively, the "Financial Statements") contained in the Incorporated Documents present fairly the consolidated financial position, results of operations and cash flows of the Company at such date and for the periods set forth therein. The Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles in the United States as in effect on the date of filing of such documents with the Commission, applied on a consistent basis ("GAAP") (except for changes concurred in by the Company's independent public auditors), subject to normal year-end accruals, unless otherwise expressly stated therein.

          (b) The Company maintains a system of internal accounting controls sufficient in the judgment of the Company's Board of Directors to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (c) The accountants who have audited the consolidated financial statements of the Company that are incorporated by reference in the Registration Statement and the Prospectus are independent certified public accountants as required by the Securities Act and the rules and regulations of the Commission promulgated thereunder.

          Section 3.14 Use of Proceeds; Federal Regulations. No part of the net proceeds from the sale of the Common Stock issued hereunder will be used in a manner that would violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Company will not use such proceeds other than for or in connection with general corporate purposes including, without limitation, funding working capital, financing capital expenditures, and funding potential acquisitions and investments.

          Section 3.15 Environmental Matters. Except as fully reflected or reserved against in the Financial Statements and the notes thereto or as set forth in or contemplated by the Incorporated Documents, (a) the Company and its Subsidiaries are in compliance in all material respects with all applicable state and federal environmental laws, except for instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect, and (b) no event or condition has occurred that may interfere in any material respect with the compliance by the Company and its Subsidiaries with any environmental law or that may give rise to any liability under any environmental law, in each case that, individually or in the aggregate, would have a Material Adverse Effect.

          Section 3.16 Intellectual Property. The Company and its Subsidiaries own or have licenses to use certain patents, copyrights and trademarks ("intellectual property") currently employed by them in connection with its business. To its knowledge, the Company and its Subsidiaries have all intellectual property rights that are needed to conduct the business of the Company as it is now being conducted as disclosed in the Incorporated Documents. To the Company's knowledge, except as disclosed in any Incorporated Document,
(a) the intellectual property rights that the Company and its Subsidiaries own are valid and enforceable, except where any such invalidity or unenforceability, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (b) the use of such intellectual property by the Company and its Subsidiaries does not infringe upon or conflict with any right of any third party, except with respect to alleged infringements or conflicts that, individually or in the aggregate, if determined adversely to the Company and its Subsidiaries could not be reasonably expected to have a Material Adverse Effect.

          Section 3.17 Insurance. Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent.

          Section 3.18 Related Party Transactions. Except as disclosed in the Registration Statement or the Prospectus, there is no transaction, relationship, obligation or agreement required to be described in the Registration Statement or the Prospectus under the rules and regulations promulgated by the Commission under the Securities Act or the Exchange Act that is not so described.

          Section 3.19 Officer's Certificate. Any certificate signed by any officer of the Company and delivered to BNYCMI or to counsel for BNYCMI in connection with a Issuance shall be deemed a representation and warranty by the Company to BNYCMI as to the matters covered thereby on the date of such certificate.

          Section 3.20 Finder's Fees. The Company has not incurred (directly or indirectly) nor will it incur, directly or indirectly, any liability for any broker's, finder's, financial advisor's or other similar fee, charge or commission in connection with this Agreement or the transactions contemplated hereby.

          Section 3.21 Non-affiliated Market Capitalization. As of the Effective Date, the aggregate market value of the voting stock held by non-affiliates of the Company (computed using the price at which the Common Stock was last sold as of a date within 60 days prior to such date) is $100 million or more.

                                   ARTICLE IV
                                    COVENANTS

         The Company covenants and agrees during the term of this Agreement with BNYCMI as follows:

          Section 4.01 Registration Statement and Prospectus. (i) To make no amendment or supplement to the Registration Statement or the Prospectus after the date of delivery of an Issuance Notice and prior to the related Settlement Date that is reasonably disapproved by BNYCMI promptly after reasonable notice thereof; (ii) to prepare, with respect to any Common Shares to be sold pursuant to this Agreement, an Issuance Supplement with respect to such Common Shares in a form previously approved by BNYCMI and to file such Issuance Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and to deliver such number of copies of each Issuance Supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market, in each case unless delivery and filing of such an Issuance Supplement is not required by applicable law or by the rules and regulations of the Commission; (iii) to make no amendment or supplement to the Registration Statement or the Prospectus (other than any document filed under the Exchange Act, unless BNYCMI so requests) at any time prior to having afforded BNYCMI a reasonable opportunity to review and comment thereon; (iv) to file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Common Shares, and during such same period to advise BNYCMI, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Common Shares, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

          Section 4.02 Blue Sky. Use its reasonable best efforts to cause the Common Shares to be listed on The Nasdaq Stock Market and promptly from time to time to take such action as BNYCMI may reasonably request to cooperate with BNYCMI in the qualification of the Common Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as BNYCMI may request and to use its reasonable best efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Common Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction;

          Section 4.03 Copies of Registration Statement and Prospectus. To furnish BNYCMI with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as BNYCMI may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Common Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify BNYCMI and request BNYCMI to suspend offers to sell Common Shares (and, if so notified, BNYCMI shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise BNYCMI promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period BNYCMI is required to deliver a prospectus in respect of transactions in the Common Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

          Section 4.04 Rule 158. To make generally available to its holders of the Common Shares as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) promulgated by the Commission under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under
Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act);

          Section 4.05 Information. So long as any Common Shares are outstanding, to furnish to BNYCMI (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and deliver to BNYCMI (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional publicly available information concerning the business and financial condition of the Company as BNYCMI may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          Section 4.06 Representations and Warranties. That each delivery of an Issuance Notice and each delivery of Common Shares on a Settlement Date shall be deemed to be (i) an affirmation to BNYCMI that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such Issuance Notice or of such Settlement Day, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) or otherwise in writing by the Company to BNYCMI on or before such date of delivery or Settlement Date, as the case may be, and (ii) an undertaking that the Company will advise BNYCMI if any of such representations and warranties will not be true and correct in all material respects as of the Settlement Date for the Common Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Common Shares);

          Section 4.07 Opinions of Counsel. That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an Issuance Supplement or Prospectus Supplement or, unless reasonably requested by BNYCMI within 30 days of the filing thereof with the Commission, a Current Report on Form 8-K), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to BNYCMI a written opinion of Jane Kober, counsel for the Company, or other counsel reasonably satisfactory to BNYCMI, dated the date of such amendment, supplement or incorporation, in form reasonably satisfactory to BNYCMI, (i) if such counsel has previously furnished an opinion referred to in Section 5.01(l), to the effect that BNYCMI may rely on the opinion of such counsel referred to in Section 5.01(l) hereof that was last furnished to BNYCMI to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (ii) if such counsel has not previously furnished an opinion referred to in Section 5.01(l), of the same tenor as the opinion of such counsel referred to in Section 5.01(l) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

          Section 4.08 Comfort Letters. That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an Issuance Supplement or Prospectus Supplement), including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only Current Reports on Form 8-K that contain consolidated financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, in any case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records), the Company shall as soon as practicable thereafter cause the independent certified public accountants who have audited the consolidated financial statements of the Company included or incorporated by reference in the Registration Statement forthwith to furnish to BNYCMI a letter, dated the date of such amendment, supplement or incorporation, as the case may be, in form reasonably satisfactory to BNYCMI, of the same tenor as the letter referred to in Section 5.01(g) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(g) hereof that was last furnished to BNYCMI; provided, further, that the Company shall not be required to furnish such a letter with respect to the financial statements of any business acquired that are included in a Current Report on Form 8-K.

          Section 4.09 Officer's Certificate. That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an Issuance Supplement or Prospectus Supplement or, unless reasonably requested by BNYCMI within 30 days of the filing thereof with the Commission, a Current Report on Form 8-K), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to

BNYCMI a certificate, dated the date of such supplement, amendment or incorporation relating to such sale, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to BNYCMI, to the effect that the statements contained in the certificate referred to in Section 2.02(ii) hereof that was last furnished to BNYCMI are true and correct in all material respects at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 2.02(ii) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

          Section 4.10 Stand Off Agreement. Without the written consent of BNYCMI, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Common Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Shares during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Issuance Notice is delivered to BNYCMI hereunder and ending on the fifth
(5th) Trading Day immediately following the Settlement Date with respect to Common Shares sold pursuant to such Issuance Notice; provided, however, that such restriction will not be required in connection with the Company's issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Company's Commission filings and (iii) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other Persons.

          Section 4.11 Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (ii) sell, bid for or purchase the Common Shares, or pay anyone any compensation for soliciting purchases of the Common Shares other than BNYCMI.

          Section 4.12 Program Fee. The Company shall pay the Program Fee on the Program Fee Payment Date.

                                    ARTICLE V
                       CONDITIONS TO DELIVERY OF ISSUANCE
                            NOTICES AND TO SETTLEMENT

          Section 5.01 Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of BNYCMI to Purchase Common Shares on the Settlement Date. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of BNYCMI to purchase Common

Shares on the applicable Settlement Date is subject to the satisfaction, on the Settlement Date, of each of the following conditions:

          (a) Effective Registration Statement. The Registration Statement shall remain effective and sales of all of the Common Shares (including all of the Issuance Shares issued with respect to all prior Issuances and all of the Issuance Shares expected to be issued in connection with the Issuance specified by the current Issuance Notice) may be made by BNYCMI thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist;
(iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of BNYCMI and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03.

          (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date, as of the applicable date referred to in Section 4.09 that is prior to such Issuance Date or Settlement Date, as the case may be, and as of such Issuance Date and Settlement Date as though made at such time.

          (c) Performance by the Company. The Company shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date including, without limitation, the Company's obligations under Section 2.05.

          (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

          (e) Material Adverse Changes. Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement or the Prospectus (including the documents incorporated by reference therein and any supplements thereto).

          (f) No Suspension of Trading In or Delisting of Common Stock; Other Events. The trading of the Common Stock (including without limitation the Issuance Shares) shall not have been suspended by the Commission, the Principal Market or the National Association of Securities Dealers, Inc. since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Common Stock (including without limitation the Issuance Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. There shall not have occurred (and be continuing in the case of occurrences under clause (i) and (ii) below) any of the following: (i) if trading generally on the American Stock Exchange or the New York Stock Exchange or in The Nasdaq Stock Market has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause
(iii) in the reasonable judgment of BNYCMI makes it impractical or inadvisable to proceed with the purchase of Common Shares from the Company.

          (g) Comfort Letter. On the Closing Date and on each applicable date referred to in Section 4.08 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, the independent certified public accountants who have audited the consolidated financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to BNYCMI a letter, dated the Closing Date or such applicable date, as the case may be, in form and substance satisfactory to BNYCMI.

          (h) No Defaults. Immediately after consummation of the proposed sale of the Issuance Shares to BNYCMI, none of the Company nor any of the Material Subsidiaries shall be in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company or any of its Material Subsidiaries, or of any agreement, instrument or other undertaking to which the Company or any of its Material Subsidiaries is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company, any of its Material Subsidiaries or any of their property or assets is bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (i) Trading Cushion. The Selling Period for any previous Issuance Notice shall have expired.

          (j) Maximum Issuance Amount. In no event may the Company issue an Issuance Notice to sell an Issuance Amount to the extent that (I) the sum of (x) the Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Common Shares issued under all previous Issuances effected pursuant to this Agreement, would exceed the Maximum Program Amount or (II) the requested Issuance Amount exceeds 300,000 shares.

          (k) Prospectus Supplement. A supplement to the prospectus included in the Registration Statement (the "Prospectus Supplement"), in form and substance to be agreed upon by the parties, setting forth information regarding this Agreement including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to BNYCMI on or prior to the Issuance Date.

          (l) Counsel Letter. Jane Kober, or other counsel selected by the Company and reasonably satisfactory to BNYCMI shall have furnished to BNYCMI their written opinion, dated the Closing Date and each applicable date referred to in Section 4.07 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, to the effect set forth in Exhibit B hereto.

          (m) Officer's Certificates. The Company shall have furnished or caused to be furnished to BNYCMI certificates of officers of the Company dated the Closing Date and each applicable date referred to in Section 4.09 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, as to matters specified in Section 2.02(ii).

          Section 5.02 Documents Required to be Delivered on each Issuance Date. BNYCMI's obligation to purchase Common Shares pursuant to an Issuance hereunder shall additionally be conditioned upon the delivery to BNYCMI on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to BNYCMI, executed by an executive officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

          Section 5.03 Suspension of Sales. The Company or BNYCMI may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Issuance Shares, and the Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party's obligations with respect to any Issuance Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against BNYCMI unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time. BNYCMI agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 1 annexed hereto, as such Schedule may be amended from time to time.

                                   ARTICLE VI
                        INDEMNIFICATION AND CONTRIBUTION

          Section 6.01 Indemnification by the Company. The Company agrees to indemnify and hold harmless BNYCMI, its officers, directors, employees and agents, and each Person or entity, if any, who controls BNYCMI within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the officers, directors, employees and agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, reasonable attorneys' fees, costs or expenses and costs and expenses of investigating and defending any such claim (collectively, "Damages"), as incurred, and any action or proceeding in respect thereof to which BNYCMI, its officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or any preliminary prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Common Shares, or any amendment or supplement thereto or any preliminary prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are based upon information furnished in writing to the Company by BNYCMI expressly for use therein, and shall reimburse BNYCMI, its officers, directors, employees and agents, and each such Controlling Person for any reasonable legal and other expenses incurred by BNYCMI, its officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or actions or proceedings as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission contained in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, if (i) such untrue statement or omission or alleged untrue statement or omission is corrected in an amendment or supplement to such prospectus and (ii) having previously been furnished by or on behalf of the Company with copies of such prospectus as so amended or supplemented, BNYCMI thereafter fails to deliver such prospectus as so amended or supplemented prior to the transaction giving rise to the claim from which such Damages arise.

          Section 6.02 Indemnification by BNYCMI. BNYCMI agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person or entity, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the officers, directors, employees and agents of such controlling Person from and against any Damages, and any action or proceeding in respect thereof to which the Company, its officers, directors, employees or agents, any such controlling Person and any officer, director, employee or agent of such controlling Person may become subject under the Securities Act or otherwise, insofar as Damages (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or any preliminary prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein (in the case of the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Common Shares, or any amendment or supplement thereto or any preliminary prospectus, in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information related to BNYCMI or its plan of distribution furnished to the Company by BNYCMI for use therein.

          Section 6.03 Conduct of Indemnification Proceedings. Promptly after receipt by any person or entity (an "Indemnified Party") of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Sections 6.01 or 6.02 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6.01 or 6.02. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) such Indemnified Party concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all Damages arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld. If at any time an Indemnified Party has requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, such Indemnifying Party agrees that it shall be liable for any settlement of the nature contemplated by this Section 6.03 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Party of the request, (ii) such Indemnifying Party has received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Party has not reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.

          Section 6.04 Contribution. If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company, on the one hand, and BNYCMI, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and BNYCMI on the other hand from the offering of he Common Shares to which such Damages relate. If, however, the allegation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of BNYCMI in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by BNYCMI, on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of Common Shares (before deducting expenses) received by the Company bear to the total commissions and discounts received by BNYCMI in respect thereof. The relative fault of the Company, on the one hand, and of BNYCMI, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or by BNYCMI on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and BNYCMI agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.04, BNYCMI shall in no event be required to contribute any amount in excess of the commissions received by it under this Agreement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.04 each Controlling Person shall have the same rights to contribution as BNYCMI, and each director or the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The obligations of the Company and BNYCMI under this Article VI shall be in addition to any liability that the Company and BNYCMI may otherwise have.

                                   ARTICLE VII
                                   TERMINATION

          Section 7.01 Term. Subject to the provisions of Section 7.02, the term of this Agreement shall run until the end of the Commitment Period.

          Section 7.02 Termination by BNYCMI. BNYCMI may terminate the right of the Company to effect any Issuances under this Agreement upon one (1) Trading Day's notice if any of the following events shall occur:

          (a) The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

          (b) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its Material Subsidiaries;

          (c) The Company shall fail to maintain the listing of the Common Stock on a Principal Market; or

          (d) Since the Effective Date, there shall have occurred any event, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          Section 7.03 Termination by the Company. The Company shall have the right, by giving twenty (20) days' notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. After delivery of such notice, the Company shall no longer have any right to deliver any Issuance Notices hereunder.

          Section 7.04 Liability; Provisions that Survive Termination. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section
9.02 and for the Company's obligations in respect of all prior Issuance Notices, and provided further that the provisions of Section 2.05, Article VI, Article VIII and Section 9.02 shall survive termination of this Agreement

                                  ARTICLE VIII
               REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

          All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of BNYCMI, any controlling persons or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Common Shares and payment therefor or (iii) any termination of this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

          Section 9.01 Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with BNYCMI prior to making such disclosures, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (which shall not include any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

          Section 9.02 Expenses. The Company covenants and agrees with BNYCMI that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to BNYCMI; (ii) BNYCMI's reasonable documented out-of-pocket expenses, including
(a) the reasonable fees, disbursements and expenses of counsel for BNYCMI up to $35,000 (including in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof and in connection with preparing any blue sky survey) and (b) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Common Shares, in each case in connection with the Agreement and the Registration Statement, and ongoing services in connection with the transactions contemplated hereunder; (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Common Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (v) the cost of preparing the Common Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Common Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Common Shares on The Nasdaq Stock Market or other Principal Market and (ix) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this Section. Except as set forth in Section 2.05, the Company will not bear any costs or expenses of BNYCMI with respect to BNYCMI's obligation to deliver shares of Common Stock to any Person, including any costs or expenses in connection with borrowing shares of Common Stock.

          Section 9.03 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company to:
11 Hurley Street, Cambridge, MA 02141, Attention: Ronald Richards (617) 234-6541 with copies (which shall not constitute notice) to: Legal Department, Attention:
Jane Kober (617) 234-6511; and (ii) if to BNYCMI, BNY Capital

Markets, Inc., 32 Old Slip (15th Floor), New York, NY 10286, Attention: Raymond Lang, Managing Director; Facsimile No.: 212-804-5052, with copies (which shall not constitute notice) to: Pillsbury Winthrop LLP, One Battery Park Plaza, New York, New York, 10004, Attention: Ronald A. Fleming, Jr.; Facsimile No.:
212-858-1500. Except as set forth in Section 5.03(a), notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

          Section 9.04 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

          Section 9.05 Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

          Section 9.06 No Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or BNYCMI. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the Controlling Persons, officers, directors, employees and agents referred to in
Article VII. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VII or elsewhere in this Agreement.

          Section 9.07 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          Section 9.08 Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

          Section 9.09 Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

          Section 9.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives ( to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

          Section 9.11 Waiver of Jury Trial. The Company and BNYCMI each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

          Section 9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

          Section 9.13 Adjustments for Stock Splits, etc. The parties acknowledge and agree that share related numbers contained in this Agreement (include the minimum Floor Price) shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                     BIOPURE CORPORATION

                                     By:   /s/ Ronald F. Richards
                                           ___________________________________
                                           Name:  Ronald F. Richards
                                           Title: Chief Financial Officer


                                     BNY CAPITAL MARKETS, INC.


                                     By:   /s/ Wesley Pritchett
                                           ___________________________________
                                           Name:  Wesley Pritchett
                                           Title: Managing Director

                                    EXHIBIT A

                                 ISSUANCE NOTICE



[Date]

BNY Capital Markets, Inc.
32 Old Slip, (15th Floor)
New York, NY 10286

Attn: Raymond Lang

Reference is made to the Standby Equity Distribution Agreement between Biopure Corporation (the "Company") and BNY Capital Markets, Inc. dated as of April 16, 2003. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Effective Date of Delivery of Issuance Notice (determined pursuant to Section 2.03(b)): _______________________

Number of Days in Selling Period:     _____________________

First Date of Selling Period:         _____________________

Last Date of Selling Period:          _____________________

Settlement Date:                      _____________________

Issuance Amount:                      _____________________   shares

Floor Price Limitation (Adjustable by Company during the Selling Period, and in no event less than $1.00 without the prior written consent of BNYCMI, which consent may be withheld in BNYCMI's sole discretion): $ ____ per share

Comments:  _____________________________________________________________________



                                             Biopure Corporation

                                             By: _____________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT B

                      Form of Opinion of Company's Counsel

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the Agreement and the Warrant Agreement and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

2. Each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as set forth in the Registration Statement.

3. The authorized capital stock of the Company consists of (i) 30,000,000 shares of preferred stock, par value $.01 per share, none of which are issued or outstanding, (ii) 100,000,000 shares of Common Stock and (iii) 179 shares of Class B Common Stock. All of the outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and non-assessable. The Shares and the shares issuable upon exercise of the Warrant have been duly authorized for issuance and sale pursuant to the Agreement and the Warrant (as applicable) and, when issued and delivered by the Company pursuant to the Agreement or the Warrant (as applicable) against payment of the consideration set forth therein, will be validly issued and fully paid and non-assessable. The Shares conform to all statements relating thereto contained in the Registration Statement and the issuance of the Shares, the Warrant and the shares issuable upon exercise of the Warrant is not subject to preemptive or other similar rights.

4. The execution, delivery and performance of the Agreement and the Warrant and the consummation of the transactions contemplated therein and compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and will not (i) result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, (ii) to my knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject or
     (iii) violate any applicable law, administrative regulation or administrative or court decree, other than, in the case of clauses (ii) and
     (iii) above, those conflicts, breaches, defaults and violations which do not individually or in the aggregate have a Material Adverse Effect.

5. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending of which the Company has received notice, or, to my knowledge, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein). To my knowledge, there are no contracts or documents of the Company or any of its Subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act or the regulations thereunder which have not been so filed.

6. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Shares under the Agreement, the Warrant or, upon exercise of the Warrant, the shares under the Warrant Agreement.

7. To my knowledge, the Company and its Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

8. Each of the Agreement and the Warrant Agreement have been duly executed and delivered by the Company and each constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, rights and remedies of creditors and other obligees or by other equitable principles of general application and (in the case of the indemnification provisions of the Warrant Agreement) subject to public policy.

9. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on The Nasdaq National Market, and to the best of my knowledge, the Company has not received any notification that the Commission or the Nasdaq National Market is contemplating the termination of such registration or quotation. Notice of listing of the Shares and the Warrant shares on The Nasdaq Stock Market has been given.

10. The Registration Statement, as of the date of effectiveness, and the Prospectus, as of the date thereof, complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules of the Commission promulgated thereunder. To my knowledge, the Registration Statement has been declared, and as of the date hereof is, effective under the Securities Act and no proceeding for a stop order with respect thereto are threatened or pending under Section 8 of the Securities Act. The documents incorporated by reference in the Prospectus, as of the dates they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules of the Commission promulgated thereunder. To my knowledge, there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference in the Registration Statement that are not filed or incorporated by reference or described as required.

11. In the course of my representation of the Company, including participation in the preparation of the Registration Statement and of the documents incorporated by reference in the Registration Statement, I have participated in conferences at which the contents of the Registration Statement and the documents incorporated by reference in the Registration Statement and related matters were discussed. Although I have not undertaken to determine independently the accuracy of the statements contained in the Registration Statement or the documents incorporated by reference in the Registration Statement, I advise you that no facts have come to my attention which lead me to believe that the Registration Statement (including the documents incorporated by reference therein) (it being understood that I have not been requested to comment and do not express any comment with respect to the financial statements and the notes thereto and the other financial and statistical information included or incorporated by reference therein or omitted therefrom), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (including the documents incorporated by reference therein) (it being understood that I have not been requested to comment and do not express any comment with respect to the financial statements and the notes thereto and the other financial and statistical information included or incorporated by reference therein or omitted therefrom), as of the date thereof and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                                   SCHEDULE 1



                                     BNYCMI

                                  Raymond Lang

                                  Wes Pritchett



                                   The Company

                                  Ron Richards

                                   Jane Kober





                                       S-1